Exhibit 23.5

CONSENT OF COMMONWEALTH ADVISORS LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Berkshire Bancorp, Inc. (the “Company”), dated as of August 23, 2010, as an Appendix to the Joint Proxy Statement/Prospectus relating to the proposed merger of the Company with and into Customers Bancorp, Inc. contained in this Registration Statement on Form S-1 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

Very truly yours,

/s/ Commonwealth Advisors LLC

Commonwealth Advisors LLC
Lemoyne, Pennsylvania
January 12, 2011